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As filed with the Securities and Exchange Commission on October 6, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.*
CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.
(Exact name of Registrants as specified in their charters)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	26-30881162 26-4073917 27-1254674 (I.R.S. Employer Identification Number)

505 S. Gillette Ave.
Gillette, Wyoming 82716
(307) 687-6000
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Colin Marshall
Chief Executive Officer
Cloud Peak Energy Inc.
505 S. Gillette Ave.
Gillette, Wyoming 82716
(307) 687-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shelley A. Barber Vinson & Elkins L.L.P. 26th Floor New York, New York 10103 (212) 237-0000 (212) 237-0100 (fax)	Bryan Pechersky, Esq. Cloud Peak Energy Inc. 385 Interlocken Crescent, Suite 400 Broomfield, Colorado 80021 (720) 566-2900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Cloud Peak Energy Inc.	Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share(2)

Preferred Stock, par value $0.01 per share(2)

Debt Securities(2)

Guarantees of Debt Securities(2)(3)

Warrants(2)

Rights(2)

Units(2)

Depositary Shares(2)(4)

Stock Purchase Contracts(2)

Stock Purchase Units(2)

TOTAL:

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of the entire registration fee.

(2)
This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the common stock, preferred stock, debt securities, warrants, rights, units or depositary shares registered under this Registration Statement and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered under this Registration Statement. The securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The securities that may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act, such additional number of shares of Cloud Peak Energy Inc.'s common stock that may become issuable as a result of any stock split, stock dividend or similar event.

(3)
If Cloud Peak Energy Resources LLC issues the debt securities, then Cloud Peak Energy Inc. will guarantee the obligations of Cloud Peak Energy Resources LLC and, if it is a co-issuer, Cloud Peak Energy Finance Corp., under the debt securities. If Cloud Peak Energy Inc. issues the debt securities, then Cloud Peak Energy Resources LLC may guarantee the obligations of Cloud Peak Energy Inc. under the debt securities. In either case, no separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

(4)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If Cloud Peak Energy Inc. elects to offer to the public fractional interests in shares of its preferred stock, then it will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the depositary agreement.

*
Includes certain subsidiaries of Cloud Peak Energy Inc. identified on the following page that may guarantee the securities.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Antelope Coal LLC	Delaware	93-0678952
Arrowhead I LLC	Delaware	45-5533024
Arrowhead II LLC	Delaware	38-3882098
Arrowhead III LLC	Delaware	36-4739696
Big Metal Coal Co. LLC	Delaware	46-0610200
Caballo Rojo Holdings LLC	Delaware	27-0604824
Caballo Rojo LLC	Delaware	74-2629409
Cloud Peak Energy Logistics LLC	Oregon	93-0937973
Cloud Peak Energy Services Company	Delaware	87-0509797
Cordero Mining Holdings LLC	Delaware	27-0604837
Cordero Mining LLC	Delaware	23-2006991
Cordero Oil and Gas LLC	Delaware	27-4395726
Kennecott Coal Sales LLC	Oregon	93-0890466
Nerco Coal LLC	Delaware	93-0807859
Nerco Coal Sales LLC	Tennessee	93-0767134
Nerco LLC	Delaware	90-0633907
Prospect Land and Development LLC	Oregon	93-0826404
Resource Development LLC	Washington	93-0587027
Sequatchie Valley Coal Corporation	Tennessee	93-0799113
Spring Creek Coal LLC	Delaware	93-0678948
Western Minerals LLC	Oregon	93-0523201
Youngs Creek Holdings I LLC	Delaware	46-0783481
Youngs Creek Holdings II LLC	Delaware	20-8779722
Youngs Creek Mining Company, LLC	Delaware	20-8735734

(1)
The address for the registrant guarantors is 555 S. Gillette Ave., Gillette, Wyoming 82716, and the telephone number for the registrant guarantors is (307) 687-6000.

PROSPECTUS

Cloud Peak Energy Inc.
Cloud Peak Energy Resources LLC
Cloud Peak Energy Finance Corp.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        Cloud Peak Energy Inc. may, in one or more offerings, offer and sell shares of its common stock, par value $0.01 per share; preferred stock, par value $0.01 per share; debt securities, which may be fully and unconditionally guaranteed by one or more of its subsidiaries, including Cloud Peak Energy Resources LLC; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase common stock, preferred stock and/or debt securities; units and depositary shares consisting of one or more of these classes of securities; and stock purchase contracts and stock purchase units covering one or more of these classes of securities. Cloud Peak Energy Resources LLC may, in one or more offerings, offer and sell its debt securities, which may be co-issued by its wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., and which will be fully and unconditionally guaranteed by Cloud Peak Energy Inc. and may be fully and unconditionally guaranteed by one or more of its subsidiaries.

        Cloud Peak Energy Inc.'s common stock is listed for trading on the New York Stock Exchange under the symbol "CLD." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that either Cloud Peak Energy Resources LLC or Cloud Peak Energy Inc. may offer. As discussed above, Cloud Peak Energy Resources LLC's wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., may be a co-issuer of any debt securities that Cloud Peak Energy Resources LLC offers.

        We will offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities. The prospectus supplement will describe the specific manner in which we will offer the securities, and also may add, update or change information contained in this prospectus.

        You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 6, 2014.

i

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of the securities described in this prospectus. This prospectus generally describes us and the securities that we may offer hereunder. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update, or change information in this prospectus.

        As used in this prospectus and unless otherwise indicated, "we," "us" and "our" and similar terms mean Cloud Peak Energy Inc. and its subsidiaries, except that those terms when used in this prospectus in connection with the debt securities described herein, shall mean the issuer of such debt securities, unless the context indicates otherwise, and when used in this prospectus in connection with all other securities, including equity securities, described herein, shall mean Cloud Peak Energy Inc.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

ABOUT CLOUD PEAK ENERGY INC., CLOUD PEAK ENERGY RESOURCES LLC AND
CLOUD PEAK ENERGY FINANCE CORP.

        We are one of the largest producers of coal in the United States of America ("U.S.") and the Powder River Basin ("PRB"), based on our 2013 coal sales. We operate some of the safest mines in the coal industry. According to Mine Safety and Health Administration ("MSHA") data, in 2013, we had one of the lowest employee all injury incident rates among the largest U.S. coal producing companies. We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we operate three wholly-owned surface coal mines, the Antelope Mine, the Cordero Rojo Mine and the Spring Creek Mine. We also have two major development projects, the Youngs Creek project and the Crow project. Our Antelope and Cordero Rojo mines are located in Wyoming. Our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic and foreign electric utilities. We do not produce any metallurgical coal. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation and steam output. In 2013, the coal we produced generated approximately 4% of the electricity produced in the U.S. As of December 31, 2013, we controlled approximately 1.2 billion tons of proven and probable reserves.

        Cloud Peak Energy Inc., a Delaware corporation organized on July 31, 2008 ("CPE Inc."), is a holding company that manages its wholly-owned consolidated subsidiary Cloud Peak Energy Resources LLC, a Delaware limited liability company organized on August 19, 2008 ("CPE Resources"). CPE Inc. has no business operations or material assets other than its ownership interest of 100% of the common membership units in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources. CPE Inc. also receives management fees pursuant to a management services agreement between it and CPE Resources as reimbursement of its administrative expenses.

        Cloud Peak Energy Finance Corp., a Delaware corporation organized on November 2, 2009 ("Finance Corp."), is a direct, wholly-owned subsidiary of CPE Resources and carries on no independent business other than acting as co-issuer of certain debt securities of CPE Resources.

        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, CPE Inc. files annual, quarterly and other reports and information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), until the termination of each offering under this prospectus:

  •
  CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the year ended December 31, 2013 (including CPE Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2014 solely to the extent incorporated into CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K), as amended by the Current Report on Form 8-K dated February 25, 2014;

  •
  CPE Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

  •
  CPE Inc.'s and CPE Resources's combined Current Reports on Form 8-K filed on January 17, 2014, February 21, 2014, February 25, 2014, March 3, 2014, March 11, 2014, March 14, 2014 and March 25, 2014;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on May 16, 2014, July 11, 2014, August 8, 2014, August 20, 2014, September 2, 2014; September 4, 2014, September 10, 2014 and September 15, 2014; and

  •
  the description of CPE Inc.'s common stock contained in its registration statement on Form 8-A, filed on November 16, 2009, and any subsequently filed amendments and reports updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our Internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com, or by writing or calling us at the following address:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention: General Counsel
(720) 566-2900

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        The debt securities that may be offered hereunder by CPE Resources, if guaranteed by subsidiaries of CPE Resources, are expected to be guaranteed by the same subsidiaries that guarantee the outstanding debt of CPE Resources. Such guarantees are expected to be full and unconditional and joint and several. As such, the information with respect to such subsidiary guarantors required by Section 3-10(f) of Regulation S-X is incorporated by reference in this prospectus.

        The debt securities that may be offered hereunder by CPE Inc., if guaranteed, are expected to be guaranteed by each subsidiary of CPE Inc. that is not "minor" (as defined in Section 3-10(h)(6) of Regulation S-X). Such guarantees are expected to be full and unconditional and joint and several. Because CPE Inc. has no independent assets or operations, financial information with respect to such subsidiary guarantors has not been included or incorporated by reference in this prospectus in accordance with Note 1 to Section 3-10(f) of Regulation S-X.

        Further, in accordance with Section 3-10(b) of Regulation S-X and the Note thereto, financial statements for Finance Corp. have not been included or incorporated by reference in this prospectus because Finance Corp. is a wholly-owned finance subsidiary of CPE Resources and any debt security of Finance Corp. issued hereunder will be co-issued, jointly and severally, by CPE Resources.

RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in CPE Inc.'s and CPE Resources's combined Annual Report on Form 10-K for the fiscal year ended December 31, 2013, CPE Inc.'s subsequent Quarterly Reports on Form 10-Q and in any other subsequent filings made by CPE Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those that may be included in the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cautionary Note Regarding Forward-Looking Statements" included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to make distributions to our stockholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. There may be events in the future, however, that we are not able to predict accurately or control. The risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward-looking statements:

  •
  the prices we receive for our coal, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns;

  •
  competition with other producers of coal, including the current oversupply of thermal coal in the marketplace, impacts of currency exchange rate fluctuations, and government energy and tax policies that make foreign coal producers more competitive for international transactions;

  •
  competition with natural gas and other non-coal energy resources, which may be increased as a result of energy and tax policies, regulations and subsidies or other government incentives that encourage or mandate use of alternative energy sources;

  •
  coal-fired power plant capacity, including the impact of climate change or other environmental regulations, energy policies, political dynamics, NGO activities, and other factors that may cause domestic and international electric utilities to phase out or close existing coal-fired power plants, reduce construction of any new coal-fired power plants, or reduce consumption of PRB coal;

  •
  market demand for domestic and foreign coal, electricity and steel;

  •
  our ability to maintain and grow our export sales;

  •
  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal and the development of additional export terminal capacity, and our ability to access additional capacity on commercially reasonable terms;

  •
  domestic and international economic conditions;

  •
  timing of reductions or increases in customer coal inventories;

  •
  weather conditions or weather-related damage that impacts demand for coal, our mining operations, our customers, or transportation infrastructure;

  •
  risks inherent to surface coal mining;

  •
  our ability to successfully acquire coal and appropriate land access rights at attractive prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

  •
  our ability to produce coal at existing and planned volumes and to effectively manage the costs of our operations;

  •
  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

  •
  the impact of current and future environmental, health, safety and other laws, regulations, treaties or governmental policies, or changes in interpretations thereof, and third-party regulatory challenges, including those affecting our coal mining operations or our customers' coal usage, carbon and other gaseous emissions or ash handling, or the logistics, transportation, or terminal industries, as well as related costs and liabilities;

  •
  the impact of required regulatory processes and approvals to lease and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges;

  •
  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes;

  •
  inaccurately estimating the costs or timing of our reclamation and mine closure obligations;

  •
  disruptions in delivery or increases in pricing from third-party vendors of raw materials and other consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

  •
  our assumptions concerning coal reserve estimates;

  •
  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our customers and other counterparties, such as traders, brokers, and lenders under our credit agreement and financial institutions with whom we maintain accounts or enter hedging arrangements;

  •
  the results of our hedging strategies for commodities, including our current hedging programs for coal sales and diesel fuel costs;

  •
  the terms and restrictions of our indebtedness;

  •
  liquidity constraints, including those resulting from the cost or unavailability of financing due to credit market conditions or our compliance with the financial covenants in our debt agreements;

  •
  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available; and

  •
  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from our sale of securities for general corporate purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions (which may consist of acquisitions of discrete assets or businesses).

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

		Year Ended December 31,
	Sixth Months Ended June 30, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges, CPE Inc.	0.6x	1.6x	3.5x	3.0x	2.7x	11.9x

        For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations, (ii) interest expense, net, including the portion of rents representative of an interest factor, (iii) amortization of debt issue costs and capitalized interest, (iv) distributions from equity investments and (v) capitalized interest. Fixed charges consist of interest expense, net, amortization of debt issue costs, and the portions of rents representative of an interest factor. To date, we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred share distribution requirements is the same as the ratio of earnings to fixed charges presented above.

DESCRIPTION OF THE CAPITAL STOCK

        References in this "Description of the Capital Stock" to the "Company," "we," "us" and "our" are to CPE Inc.

General

        Our authorized capital stock consists of 200,000,000 shares of our common stock, $0.01 par value, and 20,000,000 shares of our preferred stock, $0.01 par value. As of October 2, 2014, there were 61,004,549 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following description does not purport to be complete and is subject to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws and to applicable law.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends that the board of directors may from time to time declare, and we may pay, on our outstanding shares in the manner and upon the terms and conditions provided by law. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of our holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation.

Board of Directors

        Our board of directors is currently composed of seven members. Under our amended and restated certificate of incorporation, we are not able to have less than three or more than 15 board members. Our amended and restated certificate of incorporation authorizes our board to fix the number of its members. A vacancy or a newly created board position will be filled by our board of directors. A nominee for director will be elected, as a general matter, if the votes cast for the nominee's election exceed the votes cast against the nominee's election. In the event of a director nomination by a stockholder in accordance with our amended and restated bylaws, directors will be elected by a plurality of the votes cast. Under our board's policy, and absent a stockholder nomination, a director who fails to receive the required number of votes for re-election will be expected to tender his resignation for board consideration and any board nominee, or any board appointee filling a director vacancy or newly created directorship, is required to agree, prior to nomination, to tender his resignation for board consideration in the event of his failing to receive the requisite number of votes for re-election. Our amended and restated certificate of incorporation further provides that any director who is also an officer will cease to be qualified to be a director upon termination of employment by us for any reason, as of the date of the termination, and will cease to be a director.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, which are summarized in the following paragraphs, and applicable provisions of the Delaware General Corporation Law (the "DGCL") may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Classified Board

        Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

  Size of Board and Vacancies

        Our amended and restated certificate of incorporation provides that the number of directors on our board of directors is fixed by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation or removal from office will be filled solely by the vote of our remaining directors in office.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

  Removal of Directors

        Our amended and restated certificate of incorporation provides that any director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of at least two-thirds of the voting power of shares of our capital stock.

  Bylaw Amendments

        Our amended and restated bylaws provide that they may only be amended by our board of directors or upon the vote of holders of at least two-thirds of the voting power of shares of our capital stock.

  Calling of Special Meetings of Stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called for any purpose by the majority of our board or by the chairman of our board.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Stockholders are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting and on the date such stockholder gave the notice provided for below, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company not earlier than 120 days nor less than 90 calendar days before the first anniversary of the previous year's annual meeting of stockholders, subject to certain exceptions contained in our bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a stockholder to be timely must be so received no earlier than 120 days nor later than the later of 90 calendar days before the date of such annual meeting or the tenth day following the date on which public disclosure of the date of the annual meeting was first made by the Company. Any stockholder proposing business or a director nomination at a meeting, or such stockholder's qualified representative, must appear at the meeting to present such business or nomination. The chairperson of the meeting shall have the power to determine whether a stockholder proposal has been made in accordance with the procedures set forth in our amended and restated bylaws. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder's notice as described above.

  Majority Voting Policy

        Our board of directors has adopted a majority voting policy that provides that if none of our stockholders provides us written notice of an intention to nominate one or more candidates to compete with our board of directors' nominees, or if all stockholders have withdrawn such nominations prior to 10 days before we mail notice for our annual meeting, a nominee must receive more votes cast for that nominee than against that nominee to be elected or re-elected. If a director nominee fails to obtain the required votes, our board of directors will expect such director to tender his or her resignation.

  Amendments to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions may be amended by our stockholders only by a vote of at least two-thirds of the voting power of all of the outstanding shares of our stock entitled to vote:

  •
  the classification of our board of directors;

  •
  the removal of directors;

  •
  the limitation on stockholder action by written consent;

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  the limitation of directors' personal liability to us or our stockholders for breach of fiduciary duty as a director;

  •
  the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote; and

  •
  any provision in our bylaws, including the ability to call a Special Meeting of Stockholders being vested in our board of directors or the Chairman of our board.

  Undesignated Preferred Stock

        The authorization of our undesignated preferred stock will make it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

  Section 203 of the Delaware General Corporation Law

        We are not governed by Section 203 of the DGCL. Section 203 of the DGCL regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:

  •
  prior to such time, the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the corporation's outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

  •
  at or after the time a person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The term "business combination" is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and other applicable law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "CLD." On October 2, 2014, the closing sales price for our common stock on the NYSE was $12.08 per share.

Transfer Agent and Registrar

        ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF THE DEBT SECURITIES

        Either CPE Resources or CPE Inc. may issue the debt securities offered hereby in one or more series. The following description sets forth the general terms and provisions that apply to those debt securities. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement.

        References in this "Description of the Debt Securities" to "Finance Corp." are to Cloud Peak Energy Finance Corp.; references to the "Parent Guarantor" apply only to debt securities issued by CPE Resources and they are to its parent company, CPE Inc.; references to the "Subsidiary Guarantors" are to any of the Subsidiaries of either CPE Resources or CPE Inc., as the case may be, that may guarantee any of the debt securities of its parent company; and references to the "Guarantors" of any series of debt securities include the Parent Guarantor and any Subsidiary Guarantors of that series. References to an "issuer" in relation to a particular series of debt securities are to the either CPE Resources or CPE Inc., depending upon which is the issuer of that series, and they also include Finance Corp. in relation to any series of debt securities of CPE Resources that Finance Corp. may co-issue. References to an "Indenture" refer to the particular Indenture under which a series of debt securities is issued. Other capitalized terms used in this description without definition have the meanings attributed to them in the applicable Indenture.

        Finance Corp. may be a co-issuer of any series of debt securities of CPE Resources but not CPE Inc. Finance Corp. is a direct, wholly-owned subsidiary of CPE Resources, and it has no material assets and no liabilities other than as co-issuer of certain of CPE Resources' debt securities. CPE Inc. will guarantee any series of debt securities that CPE Resources may issue, and CPE Resources may guarantee any series of debt securities that CPE Inc. may issue.

        The debt securities will be either senior debt securities or subordinated debt securities of the particular issuer. CPE Resources will issue its senior debt securities under an Indenture, among itself and Finance Corp., as issuers, CPE Inc., as Parent Guarantor, if applicable, any Subsidiary Guarantors party thereto and the Trustee. CPE Inc. will issue its senior debt securities under an Indenture, among itself, as issuer, any Subsidiary Guarantors party thereto and the Trustee. If either CPE Resources or CPE Inc. decides to issue subordinated debt securities, it will issue them under a separate Indenture containing subordination provisions. The term "Trustee" as used in this prospectus refers to the trustee under a particular Indenture of either CPE Resources or CPE Inc. The debt securities will be governed by the provisions of the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939. You should read the forms of the senior Indentures and the subordinated Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, will govern your rights as a holder of debt securities.

        Only holders of record of any debt securities will have rights under an Indenture.

        No Indenture will contain provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, either CPE Resources or CPE Inc. could in the future enter into transactions that could increase the amount of its indebtedness outstanding at that time or otherwise adversely affect its capital structure or credit rating.

General

        Any series of debt securities that CPE Resources may issue will not be convertible into, or exchangeable for, any equity securities and:

  •
  will be its general obligations;

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  will be co-issued by Finance Corp. if so indicated in the prospectus supplement relating to such series;

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  will be guaranteed by CPE Inc. and may also be guaranteed by one or more Subsidiary Guarantors, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

  •
  may be subordinated to its Senior Indebtedness, and any guarantees of the Guarantors will be subordinated to their respective Senior Indebtedness.

        Any series of debt securities that CPE Inc. may issue:

  •
  will be its general obligations;

  •
  may be guaranteed by one or more Subsidiary Guarantors, including CPE Resources, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

  •
  may be subordinated to its Senior Indebtedness, and any guarantees of the Subsidiary Guarantors will be subordinated to their respective Senior Indebtedness.

        No Indenture will limit the total amount of debt securities that an issuer may issue thereunder. Each issuer may issue debt securities under an Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

Specific Terms of Each Series of Debt Securities to Be Described in the Prospectus Supplement

        The issuer will prepare a prospectus supplement and either a supplemental indenture or authorizing resolutions of its board of directors, set forth in an officers' certificate, relating to any series of debt securities that it may offer, which will include specific terms relating to some or all of the following:

  •
  whether, in the case of debt securities issued by CPE Resources, Finance Corp. will be a co-issuer of the debt securities;

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  the form and title of the debt securities;

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  the total principal amount of the debt securities;

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  the date or dates on which the debt securities may be issued;

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  whether the debt securities are senior or subordinated debt securities;

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  the currency or currencies in which principal and interest will be paid, if not in U.S. dollars;

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  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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  the dates on which the principal and premium, if any, of the debt securities will be payable;

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  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

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  any conversion or exchange provisions, in the case of debt securities issued by CPE Inc.;

  •
  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate the issuer to repurchase or redeem the debt securities;

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  whether the debt securities are entitled to the benefits of any guarantees by any Guarantors;

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  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  any changes to or additional Events of Default or covenants;

  •
  the subordination, if any, of the debt securities and any changes to the subordination provisions of the subordinated Indenture; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement also will describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

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  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        At the option of the issuer, it may make interest payments by check mailed to the registered holders of its debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

        Debt securities may be transferred or exchanged at the office of the Trustee at the place in the United States identified in the applicable prospectus supplement, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds paid to the Trustee or a paying agent for amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer, and the holders of the debt securities must look only to the issuer or any other obligor on such debt securities for payment after that time.

The Parent Guarantee of Debt Securities of CPE Resources

        Each issuer's payment obligations under any series of debt securities of CPE Resources will be fully and unconditionally guaranteed by CPE Inc., which will execute a notation of guarantee on such debt securities as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of the guarantee by CPE Inc.

        CPE Inc.'s guarantee of any series of senior debt securities of CPE Resources will be its unsecured and unsubordinated general obligation, and will rank on a parity with all of CPE Inc.'s other unsecured and unsubordinated indebtedness. With respect to a series of subordinated debt securities of CPE Resources that CPE Inc. guarantees, its guarantee will be subordinated to the Senior Indebtedness of CPE Inc. to substantially the same extent as the series of subordinated debt securities is subordinated to CPE Resources' senior debt. See "—Subordination."

 The Subsidiary Guarantees

        Each issuer's payment obligations under any series of debt securities of either CPE Resources or CPE Inc. may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors, including CPE Resources in the case of any series of debt securities of CPE Inc. Any Subsidiary Guarantors for a series of debt securities will be identified in the prospectus supplement relating to that series. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee on such debt securities as further evidence of their guarantee. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to the Senior Indebtedness of the issuer, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to such issuer's Senior Indebtedness. See "—Subordination."

Limitations on Guarantees; Releases

        The obligations of each of the Parent Guarantor and any Subsidiary Guarantors under its guarantee of any series of debt securities will be limited to the maximum amount that will not result in its obligations under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Guarantor; and

  •
  any collections from or payments made by or on behalf of any other Guarantors in respect of its obligations under its guarantee.

        Any guarantee of the Parent Guarantor or a Subsidiary Guarantor may be released under certain circumstances. If an issuer exercises its legal defeasance option with respect to its debt securities of a particular series, or it satisfies and discharges all obligations under the governing Indenture with respect to that series, in either case as described below under "—Defeasance; Satisfaction and Discharge," then the guarantees of each Guarantor will be released with respect to that series. Further, if no Default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, each Guarantor will be unconditionally released and discharged from its guarantee:

  •
  in the case of a Subsidiary Guarantor, automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not the issuer's Affiliate, of a sufficient amount of the issuer's direct or indirect partnership or other equity interests in the Subsidiary Guarantor so that it no longer qualifies under the Indenture as a Subsidiary of the issuer;

  •
  in the case of a Subsidiary Guarantor, automatically upon the merger of the Subsidiary Guarantor into the issuer, the Parent Guarantor (in the case of debt securities of CPE Resources) or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor;

  •
  in the case of the Parent Guarantor of a series of debt securities of CPE Resources, automatically upon the merger of the Parent Guarantor into CPE Resources or any Subsidiary Guarantor, or the liquidation or dissolution of the Parent Guarantor; or

  •
  in the case of a Subsidiary Guarantor, following delivery of a written notice by the issuer to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of such issuer for borrowed money or for a guarantee thereof, other than any series of debt securities, and except a release as a result of payment under such guarantees.

 Specific Covenants

        Each Indenture will contain the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

  Reports

        So long as any debt securities are outstanding, CPE Inc. will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is not required to file information, documents or reports with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual financial statements, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to include in such annual reports, information, documents or other reports had it been subject to the reporting requirements of the Exchange Act, unless the SEC will not accept such a filing.

The availability of the foregoing information, documents or reports on the SEC's or the issuer's website will be deemed to satisfy the foregoing delivery requirements.

  Consolidation, Merger or Sale

        No issuer may merge or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or series of related transactions, unless:

  •
  such issuer is the continuing Person in the case of a merger, or the continuing Person:

  •
  is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and

  •
  expressly assumes, by supplemental indenture in form satisfactory to the Trustee, all the issuer's obligations under the Indenture and the debt securities;

  •
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default would occur or be continuing;

  •
  if such issuer is not the continuing Person, then each Guarantor, unless it is the Person with which the issuer has consummated a transaction under this provision, has confirmed that its guarantee of the debt securities of the issuer shall continue to apply to the issuer's obligations under such debt securities and the applicable Indenture; and

  •
  such issuer has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that the merger, consolidation, sale, conveyance, lease, transfer or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the Indenture.

        Thereafter, the continuing Person will be substituted for the issuer under the Indenture. If the issuer not the continuing Person in any merger or consolidation, or it sells or otherwise disposes of (except by lease) all or substantially all of its assets, and the above stated requirements are satisfied, the issuer will be released from all its liabilities and obligations under the applicable Indenture and debt securities.

        If Finance Corp. co-issues a series of debt securities of CPE Resources, then this same covenant will apply equally to it in relation to that series, except that Finance Corp. may not merge or consolidate with or into another Person other than a corporation for so long as CPE Resources is not organized as a corporation.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Default

  Events of Default

        Each of the following events will be an "Event of Default" under each Indenture with respect to a series of debt securities issued thereunder:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

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  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or any Guarantor;

  •
  the guarantee of any Guarantor:

  •
  ceases to be in full force and effect, except as otherwise provided in the Indenture; or

  •
  is declared null and void in a judicial proceeding;

  •
  any Guarantor denies or disaffirms its obligations under such Indenture or its guarantee; or

  •
  any other Event of Default provided with respect to such series of Debt Securities.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify the issuer and any Guarantor of the default and such default is not cured or waived within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        The Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due on its debt securities, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of an Event of Default

        Within 30 days after the occurrence of any Default (meaning an event that is, or after the notice or passage of time would be, an Event of Default) or Event of Default under an Indenture, the issuer is required to give written notice to the Trustee specifying the Default or Event of Default and what action the issuer is taking or proposes to take to cure it. In addition, the issuer under each Indenture is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating that each obligor on the debt securities outstanding under such Indenture has complied with all covenants contained in the Indenture, whether any Default or Event of Default has occurred and is continuing, and if so, what action the issuer is taking or proposes to take.

        If a Default occurs and is continuing under any Indenture with respect to any series of debt securities and is known to the Trustee, the Trustee must mail to each holder of such debt securities a notice of the Default by the later of 90 days after the Default occurs or 30 days after the Trustee knows of the Default. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        An issuer may amend an Indenture without the consent of any holder of debt securities outstanding thereunder to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor of such issuer's obligations under the Indenture;

  •
  add any Guarantor with respect to the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness;

  •
  add any additional Events of Default or covenants for the benefit of the holders or surrender any right or power conferred upon the issuer or any Guarantor;

  •
  make any change that does not adversely affect the rights of any holder under the Indenture;

  •
  add or appoint a successor or separate Trustee;

  •
  secure the debt securities;

  •
  comply with any requirement of the SEC in connection with the qualification of such Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of debt securities of any series to be issued under such Indenture.

        In addition, an issuer may amend an Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under such Indenture consent to it. Such issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  reduce the principal of or extend the stated maturity of any debt security;

  •
  reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

  •
  make any debt security payable in other than U.S. dollars;

  •
  impair the right of any holder to receive any payment of principal, premium, if any, or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under such provisions;

  •
  release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

  •
  make any change in the amendment provisions that require each holder's consent;

  •
  make any change in the waiver provisions; or

  •
  except as provided in the Indenture, release any Guarantor in any manner adverse to the holders.

        In the case of any subordinated debt security, no amendment may be made that adversely affects the rights of any holder of Senior Indebtedness then outstanding, unless the holders of such Senior Indebtedness consent to the amendment.

        The consent of the holders is not necessary under an Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an Indenture requiring the consent of the holders becomes effective, the issuer is required to mail to all holders of each series affected by it a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer or any Guarantor with certain restrictive provisions of the Indenture; and

  •
  any past Default or Event of Default under the Indenture except that such majority of holders may not waive a default:

  •
  in the payment of principal, premium, if any, or interest; or

  •
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance; Satisfaction and Discharge

        At any time, an issuer may terminate, with respect to its debt securities of a particular series, all of the obligations of such issuer or any Guarantor under such series of debt securities and the related Indenture, which is called a "legal defeasance." If an issuer decides to make a legal defeasance, however, it may not terminate certain specified obligations respecting that series of debt securities, including those obligations:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities of that series; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If an issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time an issuer may also effect a "covenant defeasance," which means the issuer has elected to terminate its obligations and those of any Guarantor under: certain covenants applicable to a particular series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and any Event of Default that relates to any deferred covenant.

        An issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If an issuer exercises its legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If it exercises its covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default relating to a defeased covenant.

        In order to exercise either defeasance option, an issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the applicable series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In addition, an issuer may satisfy and discharge all of the obligations under the Indenture of such issuer and any Guarantor with respect to the debt securities of a particular series, other than its obligation to register the transfer of and exchange debt securities of that series, provided that:

  •
  such issuer delivers all outstanding debt securities of that series to the Trustee for cancellation; or

  •
  all debt securities of that series not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point the issuer has irrevocably deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of the debt securities of that series, including interest and premium, if any, to the stated maturity or applicable redemption date.

No Personal Liability

        The managers, directors, officers, employees, incorporators, members, partners and stockholders of the issuers and any Guarantor, as such, will not be liable for:

  •
  any of the obligations of the issuers or any Guarantor under the debt securities, the Indentures or the guarantees; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

 Subordination

        Debt securities of a series may be subordinated to an issuer's "Senior Indebtedness," which each subordinated Indenture defines generally to include any obligation created or assumed by the issuer for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations which rank equally in right of payment with or are expressly subordinated to the debt securities. If any series of the debt securities of an issuer is subordinated to its Senior Indebtedness, then any guarantee of such debt securities will be subordinated to each Guarantor's Senior Indebtedness in the same manner.

        Subordinated debt securities of an issuer and the related guarantees will be subordinated in right of payment, to the extent and in the manner set forth in the applicable subordinated Indenture and described in the prospectus supplement relating to such series, to the prior payment of all of indebtedness of such issuer and that of any Guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of an issuer or any Guarantor will receive payment in full in cash of such Senior Indebtedness before holders of subordinated debt securities of such issuer will receive any payment of principal, premium or interest with respect to such subordinated debt securities upon any payment or distribution of the assets of such issuer or any Guarantor's assets, to creditors:

  •
  upon a liquidation or dissolution of such issuer or Guarantor; or

  •
  in a bankruptcy, receivership or similar proceeding relating to such issuer or Guarantor.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If any principal, premium or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, no issuer or Guarantor may:

  •
  make any payments of principal, premium, if any, or interest with respect to any subordinated debt securities of such issuer;

  •
  make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire the subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuer may deliver subordinated debt securities to the Trustee in satisfaction of a sinking fund obligation, unless, in any case:

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  the issuer and the Trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $10 million; and

  •
  any other Senior Indebtedness that the issuer may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice (other than any notice required to effect such acceleration), or the expiration of any applicable grace periods, no payment may be made on the subordinated debt securities or any related guarantee for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the issuer and the Trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the Person or Persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, payments may resume on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency of an issuer or Guarantor, the holders of its Senior Indebtedness, as well as certain of its general creditors, may recover more, ratably, than the holders of the issuer's subordinated debt securities.

Book Entry, Delivery and Form

        CPE Resources and CPE Inc. may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. The Depository Trust Company, or "DTC," will act as depositary. If either issuer issues debt securities of a series in book-entry form, it will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its participants and by, among other institutions, the Financial Industry Regulatory Authority, Inc. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Each issuer of a series of debt securities will wire principal, premium, if any, and interest payments due on the global securities representing that series to DTC's nominee, Cede & Co. Each issuer, any Guarantor, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, each issuer, any Guarantor, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or any other person.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by such issuer within 90 days; or

  •
  the issuer determines, subject to DTC's rules, not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of its decision.

 The Trustee

        The prospectus supplement relating to a particular series of debt securities will identify the Trustee with respect to such series. Any issuer or Guarantor may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee under any Indenture may own debt securities issued under that Indenture.

  Resignation or Removal of Trustee

        If the Trustee under a particular Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a Default under such Indenture has occurred and is continuing, the Trustee must eliminate its conflicting interest, obtain the consent of the SEC to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. Any resignation will require the appointment of a successor trustee under the Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by the issuer with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

  Limitations on Trustee if It is a Creditor

        Each Indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of the issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Certificate and Opinions to Be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by an issuer for action by the Trustee must be accompanied by a certificate of certain of its officers and an opinion of counsel (who may be counsel to the issuer) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE WARRANTS

        References in this "Description of the Warrants" to "we," "us" and "our" are to CPE Inc.

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

 Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

 DESCRIPTION OF THE RIGHTS

        References in this "Description of the Rights" to "we," "us" and "our" are to CPE Inc.

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF THE UNITS

        References in this "Description of the Units" to "we," "us" and "our" are to CPE Inc.

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences;

  •
  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other information we think is important about the units.

 DESCRIPTION OF THE DEPOSITARY SHARES

        References in this "Description of the Depositary Shares" to "we," "us" and "our" are to CPE Inc.

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

 Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        References in this "Description of the Stock Purchase Contracts and Stock Purchase Units" to "we," "us" and "our" are to CPE Inc.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers, including existing stockholders in a rights offering;

  •
  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

  •
  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker- dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the common shares by broker-dealers;

  •
  sell common shares short and redeliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        Pursuant to a requirement by the Financial Industry Regulatory Authority (the "FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The consolidated financial statements incorporated into this prospectus by reference to Cloud Peak Energy Inc.'s Current Report on Form 8-K dated February 25, 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cloud Peak Energy Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Cloud Peak Energy Resources LLC incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

TOTAL	$	**

*
The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r).

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    Indemnification of Directors and Officers

  CPE Inc.

        CPE Inc. is a Delaware corporation.

        Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. CPE Inc.'s amended and restated certificate of incorporation and amended and restated bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was CPE Inc.'s director or officer, or is or was serving at CPE Inc.'s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of CPE Inc.'s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, CPE Inc.'s amended and restated certificate of incorporation eliminates the personal liability of a director to CPE Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

  •
  from any breach of the director's duty of loyalty to CPE Inc. or its stockholders;

  •
  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; and

  •
  from any transaction from which the director derived an improper personal benefit.

        The above discussion of the Delaware General Corporation Law and of CPE Inc.'s amended and restated certificate of incorporation and amended and restated bylaws is not intended to be exhaustive and is respectively qualified in its entirety by the provisions of the Delaware General Corporation Law, CPE Inc.'s amended and restated certificate of incorporation and amended and restated bylaws.

  CPE Resources

        CPE Resources is a Delaware limited liability company.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.

        Section 4.16 of the third amended and restated limited liability company agreement of CPE Resources provides as follows:

  4.16 Indemnification.

          (a)    Indemnification Rights.    The Company shall indemnify and hold harmless each Indemnitee from and against any and all Liabilities, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or relating to the business of the Company, this Agreement, any Person's status as a Manager, Member, director or officer of the Company or any action taken by any Manager, Member, director or officer of the Company under this Agreement or otherwise on behalf of the Company, regardless of whether the Indemnitee continues to be a Manager, Member, director or officer of the Company, or an Affiliate or Representative of a Manager, Member, director or officer of the Company, to the fullest extent permitted by the LLC Act and all other applicable Laws; provided that an Indemnitee shall be entitled to indemnification hereunder only to the extent that such Indemnitee's conduct did not result from gross negligence or willful misconduct. The termination of any proceeding by settlement, judgment, order, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Indemnitee's conduct resulted from gross negligence or willful misconduct. To the extent any portion of this Section 4.16 directly conflicts with any of the Transaction Documents, other than this Agreement, such other Transaction Document shall control with respect to the matters set forth therein.

          (b)    Expenses.    Expenses incurred by an Indemnitee in defending against any Liability or potential Liability subject to this Section 4.16 shall be, from time to time, promptly advanced by the Company prior to the final disposition of such Liability upon receipt by the Company of an undertaking reasonably acceptable in form and substance to the Manager by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 4.16.

          (c)    Indemnification Rights Non-Exclusive; Rights of Indemnified Parties.    The indemnification provided by this Section 4.16 shall be in addition to any other rights an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise. Such indemnification shall continue with respect to an Indemnitee even though it has ceased to serve in any particular capacity and shall inure to the benefit of its heirs, executors, successors, assigns and other legal representatives. The provisions of Section 4.15 and this Section 4.16 shall not supersede any other provisions providing for indemnification of any Indemnitee in any other Transaction Document, including the Master Separation Agreement. To the extent that any provision in Section 4.15 and this Section 4.16 conflict with any other Transaction Document, such other Transaction Document shall control.

          (d)    Assets of the Company.    Any indemnification under this Section 4.16 shall be satisfied solely out of the assets of the Company, and no Member or Manager shall be subject to personal liability or required to fund or cause to be funded any obligation by reason of these indemnification provisions.

          (e)    Other Liability Insurance.    The Company may purchase and maintain insurance, at the Company's expense, on behalf of such Persons as the Manager shall reasonably determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company and its Subsidiaries or Affiliates regardless of whether the Company would have the obligation to indemnify such Person against such liability under the provisions of this Agreement.

          (f)    Calculation of Indemnification.    Any indemnification obligation payable to the Rio Tinto Members arising under this Section 4.16 will be calculated and payable in accordance with Section 6.1 of the Master Separation Agreement.

  Finance Corp.

        Finance Corp. is a Delaware corporation.

        The eighth article of the certificate of incorporation of Finance Corp. provides as follows:

          EIGHTH—A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware GENERAL CORPORATION LAW; or (iv) for any transaction from which the Director derived an improper personal benefit. If the DELAWARE GENERAL CORPORATION LAW is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DELAWARE GENERAL CORPORATION LAW as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article EIGHTH shall not be deemed exclusive or in limitation of any other rights to which directors, officers, or others may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.

          Article VI of the bylaws of Finance Corp. provides as follows:

ARTICLE VI
Indemnification

        SECTION 6.1.    General.    To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any current or former director or officer from and against any loss, expenses, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses), costs or damages suffered or sustained by reason of being or having been a director or an officer, or arising out of or in connection with any action or failure to act, unless such act or failure to act was the result of gross negligence or willful misconduct. The Corporation shall advance reasonable attorneys' fees and other costs and expenses incurred by any current or former director or officer in connection with defense of any pending or threatened action of proceeding that arises out of conduct which is the subject of the indemnification provided hereunder, subject to such director's or officer's agreement to reimburse the Corporation for such advance to the extent that it shall finally be determined by a court of competent jurisdiction that such director or officer was not entitled to indemnification under this Section 6.1. Notwithstanding the foregoing, the provisions of this Section 6.1 shall not be construed so as to provide for indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 6.1 to the fullest extent permitted by law. The provisions of this Section 6.1 including the indemnification hereof, shall further apply to any director or officer of a predecessor, if any, of the Corporation.

        SECTION 6.2.    Rights Not Exclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

        SECTION 6.3.    Insurance.    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in such capacity, or arising out of such person's capacity, whether or not the Corporation would have the power to indemnify the person against the liability under the provisions of this Article VI.

        SECTION 6.4.    Definition of "Corporation."    For the purposes of this Article VI, references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, as well as the resulting or surviving corporation. As a result, any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

        SECTION 6.5.    Survival of Rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits. The following documents are filed as exhibits to this registration statement:

Exhibit Number			Exhibit Title
1.1	**	—	Form of Underwriting Agreement
4.1	*	—	Form of Certificate of Common Stock of Cloud Peak Energy Inc. (incorporated herein by reference to Exhibit 4.1 of the Amendment No. 5 to Cloud Peak Energy Inc.'s Form S-1 filed on November 16, 2009)
4.2	*	—
Indenture, dated as of November 25, 2009, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Cloud Peak Energy Finance Corp., Wilmington Trust Company and Citibank, N.A. (incorporated herein by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on December 2, 2009)

Exhibit Number			Exhibit Title
4.3	*	—	Fourth Supplemental Indenture, dated as of March 10, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))
4.4	*	—
Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))
4.5	*	—
First Supplemental Indenture, dated as of March 11, 2014, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))
4.6	*	—	Form of 6.375% Senior Notes due 2024 (included in Exhibit 4.5 as Exhibit A thereto)
4.7	*	—
Fifth Supplemental Indenture, dated as of March 25, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 25, 2014 (File No. 001-34547))
4.8	*	—	Form of Exchange Notes (included in Exhibit 4.2 hereto)
4.9	**	—	Form of Certificate of Preferred Stock of Cloud Peak Energy Inc.
4.10	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.5 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)
4.11	**	—	Form of Senior Note of Cloud Peak Energy Resources LLC
4.12	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.7 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)
4.13	**	—	Form of Subordinated Note of Cloud Peak Energy Resources LLC
4.14	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.9 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)
4.15	**	—	Form of Senior Note of Cloud Peak Energy Inc.
4.16	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.11 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)
4.17	**	—	Form of Subordinated Note of Cloud Peak Energy Inc.
4.18	**	—	Form of Warrant Agreement

Exhibit Number			Exhibit Title
4.19	**	—	Form of Warrant Certificate
4.20	**	—	Form of Rights Agreement
4.21	**	—	Form of Rights Certificate
4.22	**	—	Form of Depositary Agreement
4.23	**	—	Form of Depositary Receipt
4.24	**	—	Form of Stock Purchase Contract
4.25	**	—	Form of Stock Purchase Unit
5.1	****	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
12.1	*	—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to Cloud Peak Energy Inc.'s Quarterly Report on Form 10-Q filed on July 30, 2014)
23.1	****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Inc.
23.2	****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Resources LLC
23.3	****	—	Consent of Vinson & Elkins L.L.P (contained in Exhibit 5.1 hereto)
24.1		—	Powers of Attorney (included on the signature pages to this Registration Statement)
25.1	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Resources LLC
25.2	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Resources LLC
25.3	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Inc.
25.4	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Inc.

*
Previously filed.

**
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post- effective amendment to this registration statement.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

****
Filed herewith.
  (b)
  Financial Statement Schedules

        No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

  (c)
  Reports, Opinions, and Appraisals

        The following reports, opinions, and appraisals are included herein: None.

ITEM 17.    Undertakings

        Each undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (a)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (a)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (b)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (c)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (d)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  6.
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  7.
  To the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  8.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  9.
  To file an application for the purpose of determining the eligibility of the trustee of each of the indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 6th day of October, 2014.

CLOUD PEAK ENERGY INC.
By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Michael Barrett and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL Colin Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2014
/s/ MICHAEL BARRETT Michael Barrett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 6, 2014
/s/ HEATH HILL Heath Hill	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2014
/s/ KEITH BAILEY Keith Bailey	Chairman of the Board of Directors	October 6, 2014

Signature	Title	Date

/s/ PATRICK CONDON Patrick Condon	Director	October 6, 2014
/s/ WILLIAM FOX III William Fox III	Director	October 6, 2014
/s/ STEVEN NANCE Steven Nance	Director	October 6, 2014
/s/ WILLIAM OWENS William Owens	Director	October 6, 2014
/s/ JAMES VOORHEES James Voorhees	Director	October 6, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 6th day of October, 2014.

CLOUD PEAK ENERGY RESOURCES LLC
By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Michael Barrett and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ COLIN MARSHALL Colin Marshall		President and Chief Executive Officer (Principal Executive Officer)	October 6, 2014
/s/ MICHAEL BARRETT Michael Barrett		Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 6, 2014
/s/ HEATH HILL Heath Hill		Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2014
Cloud Peak Energy Inc.		Sole Managing Member	October 6, 2014
By:	/s/ COLIN MARSHALL Colin Marshall President, Chief Executive Officer and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 6th day of October, 2014.

CLOUD PEAK ENERGY FINANCE CORP.
By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Michael Barrett and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL Colin Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2014
/s/ MICHAEL BARRETT Michael Barrett	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 6, 2014
/s/ HEATH HILL Heath Hill	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2014
/s/ JAMES ORCHARD James Orchard	Senior Vice President, Marketing and Government Affairs and Director	October 6, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 6th day of October, 2014.

CLOUD PEAK ENERGY LOGISTICS LLC
CLOUD PEAK ENERGY SERVICES COMPANY
KENNECOTT COAL SALES LLC
NERCO COAL LLC
NERCO COAL SALES LLC
NERCO LLC
PROSPECT LAND AND DEVELOPMENT LLC
RESOURCE DEVELOPMENT LLC
SEQUATCHIE VALLEY COAL CORPORATION
WESTERN MINERALS LLC
By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Michael Barrett and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL Colin Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2014
/s/ MICHAEL BARRETT Michael Barrett	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 6, 2014

Signature	Title	Date

/s/ HEATH HILL Heath Hill	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2014
/s/ JAMES ORCHARD James Orchard	Senior Vice President, Marketing and Government Affairs and Director	October 6, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 6th day of October, 2014.

ANTELOPE COAL LLC
ARROWHEAD I LLC
ARROWHEAD II LLC
ARROWHEAD III LLC
BIG METAL COAL CO. LLC
CABALLO ROJO HOLDINGS LLC
CABALLO ROJO LLC
CORDERO MINING HOLDINGS LLC
CORDERO MINING LLC
CORDERO OIL AND GAS LLC
SPRING CREEK COAL LLC
YOUNGS CREEK HOLDINGS I LLC
YOUNGS CREEK HOLDINGS II LLC
YOUNGS CREEK MINING COMPANY, LLC
By:	/s/ COLIN MARSHALL
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Michael Barrett and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL Colin Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2014
/s/ MICHAEL BARRETT Michael Barrett	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 6, 2014
/s/ HEATH HILL Heath Hill	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2014
/s/ GARY RIVENES Gary Rivenes	Executive Vice President, Chief Operating Officer and Director	October 6, 2014

EXHIBIT INDEX

Exhibit Number			Exhibit Title
1.1	**	—	Form of Underwriting Agreement

4.1	*	—	Form of Certificate of Common Stock of Cloud Peak Energy Inc. (incorporated herein by reference to Exhibit 4.1 of the Amendment No. 5 to Cloud Peak Energy Inc.'s Form S-1 filed on November 16, 2009)

4.2	*	—	Indenture, dated as of November 25, 2009, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Cloud Peak Energy Finance Corp., Wilmington Trust Company and Citibank, N.A. (incorporated herein by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on December 2, 2009)

4.3	*	—	Fourth Supplemental Indenture, dated as of March 10, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.4	*	—	Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.5	*	—	First Supplemental Indenture, dated as of March 11, 2014, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.6	*	—	Form of 6.375% Senior Notes due 2024 (included in Exhibit 4.5 as Exhibit A thereto)

4.7	*	—	Fifth Supplemental Indenture, dated as of March 25, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 25, 2014 (File No. 001-34547))

4.8	*	—	Form of Exchange Notes (included in Exhibit 4.2 hereto)

4.9	**	—	Form of Certificate of Preferred Stock of Cloud Peak Energy Inc.

4.10	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.5 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.11	**	—	Form of Senior Note of Cloud Peak Energy Resources LLC

4.12	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.7 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.13	**	—	Form of Subordinated Note of Cloud Peak Energy Resources LLC

Exhibit Number			Exhibit Title
4.14	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.9 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.15	**	—	Form of Senior Note of Cloud Peak Energy Inc.

4.16	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.11 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.17	**	—	Form of Subordinated Note of Cloud Peak Energy Inc.

4.18	**	—	Form of Warrant Agreement

4.19	**	—	Form of Warrant Certificate

4.20	**	—	Form of Rights Agreement

4.21	**	—	Form of Rights Certificate

4.22	**	—	Form of Depositary Agreement

4.23	**	—	Form of Depositary Receipt

4.24	**	—	Form of Stock Purchase Contract

4.25	**	—	Form of Stock Purchase Unit

5.1	****	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1	*	—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to Cloud Peak Energy Inc.'s Quarterly Report on Form 10-Q filed on July 30, 2014)

23.1	****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Inc.

23.2	****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, regarding Cloud Peak Energy Resources LLC

23.3	****	—	Consent of Vinson & Elkins L.L.P (contained in Exhibit 5.1 hereto)

24.1		—	Powers of Attorney (included on the signature pages to this Registration Statement)

25.1	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Resources LLC

25.2	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Resources LLC

25.3	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Inc.

25.4	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Inc.

*
Previously filed.

**
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post- effective amendment to this registration statement.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

****
Filed herewith.